1 AVANTOR, INC. EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN 1. Establishment and Purpose of Plan 1.1 Establishment. Avantor, Inc., a Delaware corporation (“Avantor” or the “Company”), has adopted this Avantor, Inc. Executive Severance and Change in Control Plan (as amended from time to time, the “Plan”), effective as of May 12, 2025 (the “Effective Date”). 1.2 Purpose. The purpose of the Plan is to provide key employees of the Company and certain Subsidiaries who experience a Qualifying Termination with severance benefits in accordance with the terms and conditions set forth below. The Company believes that it is in the best interests of the Company’s shareholders to provide financial assistance through severance payments and other benefits to key employees who experience a Qualifying Termination as specified herein. The Company reserves the right to amend, modify, or terminate the Plan at any time for any reason, subject to the limitations set forth herein. 2. Definitions and Construction 2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below: (a) “AAA” shall have the meanings set forth in Section 9.3. (b) “Accrued Obligations” means the following: (i) any earned but unpaid Base Salary through the Participant’s Termination Date, plus any accrued and unused vacation days due to the Participant through the Participant’s Termination Date, which amounts shall be paid to the Participant not later than the payment date for the payroll period next following the Participant’s Termination Date; (ii) any earned but unpaid Bonus for Fiscal Years completed prior to the Termination Date; (iii) reimbursements for any properly reimbursable business expenses to which the Participant is entitled pursuant to any applicable established reimbursement policies, provided that the Participant applies for such reimbursements in accordance with the terms and procedures set forth in the applicable established reimbursement policies and within the period required by such procedures; and (iv) any other amounts or benefits required to be paid or provided or that Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates in accordance with the terms of the underlying plans or agreements. (c) “Base Salary” means the annual base salary in effect immediately prior to the Participant’s Termination Date (without giving effect to any reduction forming the basis for a termination for Good Reason). For the avoidance of doubt, Base Salary does not include any bonuses, commissions, fringe benefits, car allowances, or other special or irregular payments. (d) “Benefit Continuation” shall have the meaning set forth in Section 3.1(c) below.

2 (e) “Benefit Continuation Period” means, except as otherwise provided, the period beginning on the Termination Date and ending on the earlier to occur of (i) the first anniversary of the Termination Date and (ii) the date that the Participant and the Participant’s dependents are eligible for coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to the Participant and the Participant’s dependents. (f) “Board” means the Board of Directors of the Company. (g) “Bonus” means any annual cash bonus payable under any bonus plan, short term incentive compensation plan or other like benefit plan of a Group Company in which the Participant participates, whether or not awards thereunder are discretionary. (h) “Cause” means (i) if a Participant is a party to an employment agreement with the Company or one of its Subsidiaries in which “cause” is defined, the meaning ascribed to such term, or (ii) if a Participant is not a party to an employment agreement with the Company or one of its Subsidiaries in which “cause” is defined, (A) a Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (x) any felony or (y) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts; (B) a Participant’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties; (C) a Participant’s willful failure to (x) follow a reasonable and lawful directive of the Company or of the Subsidiary at which a Participant is employed or to which the Participant provides services, or of the Board or (y) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which the Participant is employed or to which a Participant provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company Group; (D) a Participant’s violation of any Existing Restrictive Covenant Agreement to which the Participant is a party or any other restrictive covenant agreement with the Company or one its Subsidiaries to which a Participant may be a party; or (E) the Participant’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries; provided, however, that, prior to the termination of a Participant for Cause which is based on clause (E) hereof, the Company shall provide the Participant with at least 15 days to cure, if curable, such failure. (i) “Change in Control” means (i) any Person or “group” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 50% of the total voting power of the voting securities of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer, or otherwise; (ii) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or a liquidation or dissolution of the Company involving the Company, unless securities representing 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors of the Company or the corporation resulting from such transaction (or the parent

3 of such corporation) are held subsequent to such transaction by either (A) the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction, in substantially the same proportions as their ownership immediately prior to such transaction and/or (B) Permitted Holders; (iii) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” other than the Permitted Holders; or (iv) Persons who, as of immediately following the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any Person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director. (j) “Change in Control Coverage Period” means the period commencing with, and ending 24 months following, the date of a Change in Control. Notwithstanding anything in the Plan to the contrary, if (i) a Participant experiences a Termination of Employment by the Company without Cause, (ii) the Termination Date of such Participant’s Termination of Employment is prior to the date on which a Change in Control occurs, and (iii) it is reasonably demonstrated by such Participant that such Termination of Employment (A) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or (B) otherwise directly arose in connection with or anticipation of a Change in Control, then, solely with respect to such Participant, the “Change in Control Coverage Period” shall mean the period commencing immediately prior to such Termination Date and ending on the date of the Change in Control. (k) “COBRA” means the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. (l) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations promulgated thereunder. (m) “Committee” means the Compensation and Human Resources Committee of the Board. (n) “Company Group” means the group consisting, from time to time, of the Company and its subsidiaries, affiliates, successors and assigns. (o) “Delay Period” shall have the meaning set forth in Section 8.1(b) below. (p) “Director” means a member of the Board.

4 (q) “Disability” means the Participant is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of a Group Company in which the Participant participates, or, if there is no such plan, the Participant’s inability, due to physical or mental ill health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days out of any 270 day consecutive day period. (r) “Employee” means an individual who is classified as an employee on the U.S. payroll of any Group Company, other than any individual scheduled to work fewer than 30 hours per week or any individual classified as a “foreign employee,” meaning an employee based or employed in a country that is not the United States or paid from a non- U.S. payroll (including an employee based in the Commonwealth of Puerto Rico or paid from a payroll in the Commonwealth of Puerto Rico). (s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. (t) “Excise Tax” shall have the meaning set forth in Section 8.2(a) below. (u) “Existing Restrictive Covenant Agreements” shall have the meaning set forth in Section 5 below. (v) “Fiscal Year” means the fiscal year of the Company. (w) “Good Reason” means one of the following has occurred: (i) a material breach by a Group Company of any of the provisions in the Participant’s employment agreement; (ii) a material change in the geographic location at which the Participant must perform services for the Company Group; or (iii) any material and adverse change in the Participant’s position, title, authority or status or any change in the Participant’s job duties, authority or responsibilities to those of lesser status. A Termination of Employment by the Participant for Good Reason shall be effectuated by giving the Company written notice of the termination, setting forth the conduct of the Group Company that constitutes Good Reason, within 90 days of the existence of such conduct constituting Good Reason. The Participant shall further provide the Group Company at least 30 days following the date on which such notice is provided to cure such conduct. Failing such cure, a Termination of Employment by the Participant for Good Reason shall be effective on the day following the expiration of such cure period. (x) “Group Company” means the Company or any other company within the Company Group. (y) “Participant” means any Employee of any Group Company who is designated by the Committee as within one of the employee classification levels specified on Schedule A. (z) “Participation Agreement” means an agreement to participate in the Plan, in substantially the form attached hereto as Exhibit A, or in such other form as the Committee may approve from time to time.

5 (aa) “Permitted Holder” means any of the following: (i) the Company or any of its affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company. (bb) “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. (cc) “Pro-Rata Bonus Payment” shall have the meaning set forth in Section 3.1(b) below. (dd) “PSUs” shall have the meaning set forth in Section 3.1(d) below. (ee) “Qualifying Termination” means the occurrence of either of the following events: (i) the involuntary termination without Cause of a Participant’s employment with a Group Company that employs the Participant; or (ii) such Participant’s resignation from such employment with a Group Company for Good Reason. For the avoidance of doubt, a Qualifying Termination shall not include any termination of a Participant’s employment which is (A) for Cause, (B) a result of a Participant’s death or Disability, (C) a result of a Participant’s resignation other than for Good Reason, or (D) a Participant’s termination following his or her failure to accept a continued employment at a comparable position (as determined by the Committee in its sole discretion) in connection with any sale, divestiture or outsourcing of the company or business unit in which he or she had been employed prior to his or her termination. (ff) “RSUs” shall have the meaning set forth in Section 3.1(d) below. (gg) “Section 409A” means Section 409A of the Code and any applicable regulations (including proposed or temporary regulations) and other administrative guidance promulgated thereunder. (hh) “Section 409A Change in Control” shall have the meaning set forth in Section 8.1(f) below. (ii) “Separation and Release Agreement” means an agreement between the Participant and the Company in a form that is reasonably acceptable to the Company (which shall be provided to the applicable Participant by the Company as soon as practicable following the Termination Date) that includes a full general release by the Participant in favor of the Company Group and any of its affiliates, stockholders, Directors, officers, Employees, agents, insurers, predecessors, successors and/or assigns, and other related parties (including, without limitation, fiduciaries of employee benefit plans) releasing all claims, known or unknown (the “Release”), which at the Company’s discretion, and to the extent permitted by applicable law, may include, among other things, certain restrictive covenants applicable to the Participant, including confidentiality, non- solicitation and non-competition provisions, provided that with respect to a Qualifying

6 Termination during the Change in Control Coverage Period, the Separation and Release Agreement shall impose no covenants on the applicable Participant other than the Release, and the Release shall be in a form not less favorable to the Participant than the Company’s standard form of Release in effect prior to the applicable Change in Control. (jj) “Severance Payment” shall have the meaning set forth in Section 3.1(a) below. (kk) “Specified Employee” means a specified employee within the meaning of that term under Section 409A(a)(2)(B)(i) of the Code. (ll) “Subsidiary,” with respect to the Company, means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Committee. (mm) “Target Annual Bonus” means the Participant’s target annual cash bonus opportunity, determined based on the target percentage ascribed to the Participant, as in effect immediately prior to any Termination of Employment (without giving effect to any reduction forming the basis, in whole or in part, for a termination for Good Reason). (nn) “Termination Date” means the effective date of the Participant’s Termination of Employment. (oo) “Termination of Employment” means, in respect of a Participant, a termination of employment with the Company Group as determined by the Committee; provided, however, that with respect to payment of deferred compensation subject to Section 409A, “Termination of Employment” means “separation from service” within the meaning of Section 409A. 2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. 3. Severance Benefits for Qualifying Terminations 3.1 Qualifying Termination Outside of the Change in Control Coverage Period. If a Participant experiences a Qualifying Termination at any time other than during the Change in Control Coverage Period, such Participant shall be entitled to receive any Accrued Obligations to which he or she is entitled, and subject the Participant’s execution and non-revocation of a Separation and Release Agreement, such Participant shall also be eligible to receive the following benefits set forth in Sections 3.1(a) through (d) below, less applicable taxes, withholdings and deductions. (a) The Severance Payments. The Participant shall be entitled to receive a cash payment determined in accordance with the chart set forth on Schedule A (the

7 “Severance Payment”). The Severance Payment shall be paid in equal installments over a 12-month period in accordance with the applicable Group Company’s then-current payroll practices and shall, subject to Section 7.1, begin as soon as practicable following the Termination Date, provided that the first such payment date shall not be more than 60 days following the Termination Date. Any severance payments that are delayed as a result of the execution of the Separation and Release Agreement will be paid as part of the first installment of the Severance Payment. (b) Pro-Rata Bonus Payment. The Participant shall be entitled to receive a pro-rata portion of the annual cash Bonus for the Fiscal Year in which the Termination Date occurs based on achievement of target performance for such year (determined by multiplying the amount of the Target Annual Bonus for the full Fiscal Year by a fraction, the numerator of which is the number of days during the Fiscal Year in which the Termination Date occurs that the Participant had been employed by the Company Group, and the denominator of which is 365) (the “Pro-Rata Bonus Payment”) notwithstanding any provision of the Bonus plan that requires continued employment through the end of the annual Bonus period or beyond but subject to all other provisions of the Bonus plan. To the extent that a Participant is entitled to receive the Pro-Rata Bonus Payment for any Fiscal Year under this Section 3.1(b), such Participant shall not also be entitled to any Bonus payment for such Fiscal Year under the terms of the applicable Bonus plan. Amounts payable under this Section 3.1(b) will be deemed payments attributable to the Participant’s employment prior to or on the Termination Date and not as severance. The Pro-Rata Bonus Payment shall be paid in equal installments over a 12-month period in accordance with the Company’s then-current payroll practices. (c) Health and Welfare Benefit Continuation. To the extent permitted under applicable law and Company Group plans, the Participant and the Participant’s dependents shall continue to be eligible to participate during the Benefit Continuation Period in the medical, dental, health, and life benefit plans and arrangements applicable to the Participant immediately prior to Participant’s Termination of Employment on the same terms and conditions in effect for the Participant and the Participant’s dependents immediately prior to such Termination of Employment, and the Company shall, or shall cause a member of the Company Group to, bear the cost of any COBRA premiums (“Benefit Continuation”); provided that the Participant timely elects continued coverage under COBRA, if applicable, and provided further that the provision of such benefits in each calendar year during the Benefit Continuation Period does not affect the provision of such benefits in any other calendar year during the Benefit Continuation Period. If the Company Group is unable to continue to provide the Participant and the Participant’s eligible dependents coverage under its group health plans, then an amount equal to each remaining Company Group subsidy described in the preceding sentence shall thereafter be paid to the Participant in substantially equal monthly installments over the Benefit Continuation Period (or remaining portion thereof). The right to participate in the benefit plans under this Section 3.1(c) is not subject to liquidation or exchange for any other benefit. (d) Treatment of Outstanding Equity Awards. For Participants of the Plan as of May 9, 2025 or as separately and specifically designated by the Committee, in the event of a Qualifying Termination prior to May 5, 2027 outside of the Change in Control

8 Coverage Period, any then-outstanding and unvested restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”) scheduled to vest on or prior to the first anniversary of the Termination Date shall receive credit for service vesting through the first anniversary of the Termination Date, with performance for the PSUs assessed based on actual performance. For the avoidance of doubt, an Employee’s eligibility to participate in the Plan and designation as a Participant does not automatically entitle the Participant to receive the benefits pursuant to this Section 3.1(d). 3.2 Qualifying Termination During the Change in Control Coverage Period. If a Participant experiences a Qualifying Termination at any time during the Change in Control Coverage Period, such Participant shall receive any Accrued Obligations to which he or she is entitled, and subject to the Participant’s execution and non-revocation of a Separation and Release Agreement, such Participant shall be eligible to receive the benefits set forth in Sections 3.2(a) through (c) below (but none of the benefits under Section 3.1 above), less applicable taxes, withholdings and deductions. If a Participant has received any benefits under Section 3.1 and then subsequently becomes entitled to benefits under this Section 3.2, then the benefits payable under Section 3.2 shall be offset by the amount of benefits previously received by the Participant under Section 3.1 (and thereupon the Participant will no longer be entitled to receive any additional benefits under Section 3.1). (a) The CIC Severance Payment. The Participant shall be entitled to receive a cash payment determined in accordance with the chart set forth on Schedule A, which shall be paid in equal installments over a 12-month period in accordance with the applicable Group Company’s then-current payroll practices and shall, subject to Section 8.1, begin as soon as practicable following the Termination Date; provided that the first such payment date shall not be more than 60 days following the Termination Date; and provided further that in the event of a Qualifying Termination during the Change in Control Coverage Period that occurs prior to the applicable Change in Control or with respect to which the applicable Change in Control is not a “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code, a portion of the Severance Payment equal to the amount that would have been due under a Qualifying Termination governed by Section 3.1(a) of the Plan shall be paid on the schedule contemplated by Section 3.1(a). (b) Pro-Rata Bonus Payment. The Participant shall be entitled to receive the Pro-Rata Bonus Payment as defined in Section 3.1(b) above, in accordance with the terms and conditions set forth in Section 3.1(b) above. (c) CIC Health and Welfare Continuation Benefit. The Participant shall be entitled to Benefit Continuation, and in accordance with the terms and conditions set forth in Section 3.1(c) above; provided, however, that under this Section 3.2(c) the Benefit Continuation Period shall be 18 months. 3.3 Other Terminations. If a Participant’s Termination of Employment results from any reason other than a Qualifying Termination, such Participant shall be eligible only to receive his or her Accrued Obligations.

9 4. No Contract of Employment Neither the establishment of the Plan, nor any amendment thereto, nor the payment or provision of any benefits pursuant to the Plan shall be construed as giving any person the right to be employed by any member of the Company Group. The employment relationship between each Participant and any member of the Company Group is an “at-will” relationship. Accordingly, either the Participant or any member of the Company Group that employs the Participant may terminate the relationship at any time. Effective upon a Participant’s Termination of Employment for any reason, the Participant shall hold no further office, directorship, or other position with the Company Group and will be deemed to have resigned from any and all such positions. 5. Conflict in Benefits; Noncumulation of Benefits The terms of the Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior agreements and arrangements, whether written or oral, and understandings regarding the subject matter of the Plan (including, but not limited to, any severance provisions under any employment agreement entered into prior to the effective date of his or her Participation Agreement), and shall be the exclusive terms for the determination of any severance payments and benefits due to such Participant, provided that, the Plan shall not supersede the terms of any equity award agreements that include more favorable vesting treatment of awards upon a Termination of Employment. To the extent that a Participant accepts payments made pursuant to the Plan, such Participant shall be deemed to have waived his or her right to receive a corresponding amount of future severance payments or other severance benefits under any other plan or agreement of the Company Group. Payments and benefits provided under the Plan shall be in lieu of any termination or severance payments or benefits for which the Participant may be eligible under any of the plans or policy of the Company Group or under the Worker Adjustment Retraining Notification Act of 1988 or any similar statute or regulation. The foregoing notwithstanding, the terms of the Plan do not supersede or take priority over the terms or conditions of any agreement between a Participant and a Group Company relating to maintaining the confidentiality of information, the assignment of inventions, non-competition, and/or non- solicitation of Company Group Employees, or any other agreements containing restrictive covenants intended to protect the business and goodwill of the Company Group, including any restrictive covenants included in the Participation Agreement (any such agreements, collectively, the “Existing Restrictive Covenant Agreements”). The Plan and any Existing Restrictive Covenant Agreement shall be treated and interpreted as complementary, and in the event of any conflict between certain provision(s) in the Plan and certain provision(s) in an Existing Restrictive Covenant Agreement, the provision(s) of the document which is regarded as most beneficial to the Company’s interests, as determined in the Committee’s sole discretion, is the provision(s) that shall be applicable and applied. 6. Notices 6.1 General. For purposes of the Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, as follows:

10 (a) If to the Committee or the Company: Avantor, Inc. Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA 19087 Attention: Legal Department (b) If to a Participant, at the home address which such Participant most recently communicated to the Company in writing. 6.2 Notice of Change of Address. The Company may provide Participants with notice of a change of address, and a Participant may provide the Company with notice of a change of address, pursuant to this Section 6.2. 6.3 Participant Information. Each Participant shall notify the Committee of his or her home address and each change of home address. Each Participant shall also furnish the Committee with any other information and data that the Committee considers necessary for the proper administration of the Plan. The information provided by the Participant under this Section 6.3 shall be binding on the Participant and his or her dependents, beneficiaries, heirs, and estate for all purposes of the Plan, and the Committee shall be entitled to rely on any representations regarding personal facts made by a Participant unless such representations are known to be false. 6.4 Electronic Media. Under procedures authorized or approved by the Committee, any form for any notice, election, designation, or similar communication required or permitted to be given to or received from a Participant under the Plan may be communicated or made available to the Company or a Participant in an electronic medium (including computer network, e-mail, or voice response system) and any such communication to or from a Participant through such electronic media shall be fully effective under the Plan for such purposes as such procedures shall prescribe. Any record of such communication retrieved from such electronic medium under its normal storage and retrieval parameters shall be effective as a fully authentic executed writing for all purposes of the Plan, absent manifest error in the storage or retrieval process. 7. Administration, Termination, and Amendment of Plan 7.1 Administration. The Committee shall act as the administrator of the Plan. The Committee has the sole discretion and authority to administer the Plan, including the sole discretion and authority to: (a) adopt such rules as it deems advisable in connection with the administration of the Plan, and to construe, interpret, apply and enforce the Plan and any such rules and to remedy ambiguities, errors or omissions in the Plan; (b) determine questions of eligibility and entitlement to benefits and interpret the terms and provisions of the Plan;

11 (c) act under the Plan on a case-by-case basis; the Committee’s decisions under the Plan need not be uniform with respect to similarly situated Participants; and (d) delegate its authority under the Plan to any Director, officer, Employee, or group of Directors, officers and/or Employees of a Group Company; provided that if any person with administrative authority becomes eligible or makes a claim for Plan benefits, that person will have no authority with respect to any matter specifically affecting his or her individual interest under the Plan, and the Committee will designate another person to exercise such authority. Other than during the Change in Control Coverage Period, any determination of the Committee shall be final and conclusive, and shall bind and may be relied upon by the Company Group, each of the Participants and all other parties in interest. 7.2 Amendment and Termination of the Plan. Subject to compliance with the requirements of Section 409A, the Committee may amend or terminate the Plan in any respect (including any change to the severance benefits) at any time; provided, however, that any amendment that would materially adversely affect Participants, any removal of a Participant from coverage hereunder, or any termination of the Plan shall be effective only with one year’s prior written notice to affected Participant(s); and provided further that no action that adversely affects a Participant may be adopted or become effective during the Change in Control Coverage Period. 8. Certain Federal Tax Considerations 8.1 Internal Revenue Code Section 409A. (a) The amounts payable under the Plan are intended to comply with, or to the maximum extent possible, be exempt from Section 409A, and all provisions of the Plan shall be interpreted and construed in a manner that establishes an exemption from or compliance with the requirements for avoiding additional taxes or interest under Section 409A(a)(1)(B) of the Code. In no event whatsoever will the Company Group, or any Board member, officer or Employee of any Group Company acting on behalf of the Company Group, be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding anything in the Plan to the contrary, the Board, the Committee and the Company Group do not guarantee the tax treatment of any payments or benefits under the Plan, whether pursuant to the Code, federal, state, or local tax laws or regulations. (b) A Termination of Employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits subject to Section 409A upon or following a Termination of Employment unless such termination is also a “separation from service” within the meaning of Section 409A, and for the purposes of any such provision of the Plan, references to a “termination,” “termination of employment,” or like terms shall mean “separation from service.” If a Participant is deemed on his or her Termination Date to be a Specified Employee, then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided on the date which is the earlier of: (i) the

12 first day of the seventh month following the date of such “separation from service” of such Participant, and (ii) the date of such Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all of the payments of a Participant delayed pursuant to this Section 8.1(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to such Participant in a lump sum, without interest, and any remaining payments and benefits due such Participant under the Plan shall be paid or provided in accordance with the payment dates specified herein for such payments or benefits. (c) All reimbursements of expenses provided for herein shall be payable in accordance with the Company’s expense reimbursement policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Participant seeking reimbursement. No such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year. The right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit. (d) For purposes of Section 409A, a Participant’s right to receive any installment payments pursuant to the Plan shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within 60 days following the Termination Date”), the actual date of payment within the specified period shall be within the sole discretion of the Company. (e) To the extent any payment or benefit which constitutes Section 409A deferred compensation is contingent upon the execution and non-revocation of a Release, then such payment or benefit shall not be made until the latest of: (i) the first payroll date occurring on or after the period for revocation of a Release has expired; and (ii) the set payment date otherwise established for commencing the payments and/or benefits. Further, if the full period given to a Participant to consider such Release plus any revocation period provided for in such Release begins in one calendar year and ends in the subsequent calendar year, then any payment or benefit which constitutes Section 409A deferred compensation shall not be made until the subsequent calendar year. (f) Notwithstanding any provision of the Plan to the contrary, to the extent that any amount constituting Section 409A deferred compensation would become payable in a lump sum rather than installments under the Plan by reason of a Change in Control, such amount shall become payable in a lump sum only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (a “Section 409A Change in Control”). The portion of any payment or benefit which constitutes Section 409A deferred compensation and which would otherwise be payable in a lump sum pursuant to Section 3.2 upon a Change in Control that does not qualify as a Section 409A Change in Control shall be paid based upon the time and form of payment set forth in Section 3.2 and with respect to other awards or programs in accordance with the plan or other documents governing such award.

13 8.2 Internal Revenue Code Section 280G. (a) If any payment(s) or benefit(s) that a Participant would receive pursuant to the Plan and/or pursuant to any other agreement, plan, policy, or arrangement would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and applicable regulations; and (ii) but for this Section 8.2 or any reduction provided by reason of Section 280G of the Code in any such other agreement, plan, policy, or arrangement, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Participant shall be entitled to receive either (A) the full amount of the parachute payments, or (B) the maximum amount that may be provided to such Participant without resulting in any portion of such parachute payments being subject to the Excise Tax, whichever of clauses (A) and (B), after taking into account applicable federal, state, and local income and employment taxes and the Excise Tax, results in the receipt by such Participant, on an after-tax basis, of the greatest portion of the parachute payments. Any reduction for purposes of clause (B) shall be made in the following order: (i) cash severance payments that are exempt from Section 409A shall be reduced; (ii) other cash payments and benefits that are exempt from Section 409A, but excluding any payments attributable to an acceleration of vesting or payments with respect to equity-based compensation that are exempt from Section 409A, shall be reduced; (iii) any other payments or benefits, but excluding any payments attributable to an acceleration of vesting and payments with respect to equity-based compensation that are exempt from Section 409A, shall be reduced on a pro-rata basis or in such other manner that complies with Section 409A; (iv) any payments attributable to an acceleration of vesting or payments with respect to equity-based compensation that are exempt from Section 409A shall be reduced, in each case beginning with payments that would otherwise be made last in time; and (v) to the extent any of such payments or benefits are Section 409A deferred compensation, such payments shall be reduced, in each case beginning with payments that would otherwise be made last in time but without changing any payment date. (b) Unless the Company and a Participant otherwise agree in writing, any determination required under Section 8.2(a) shall be made in writing by the Company’s independent public accountants, whose determination shall be conclusive and binding upon such Participant and the Company for all purposes. For purposes of making the calculations required by Section 8.2(a), the Company’s independent public accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and such Participant shall furnish to the Company’s independent public accountants such information and documents as the accountants may reasonably request in order to make a determination under Section 8.2(a). In connection with making determinations under this Section 8.2, the accountants shall take into account the value of any reasonable compensation for services to be rendered by the applicable Participant before or after the Change in Control, including any noncompetition provisions that may apply to the Participant, and the Company shall cooperate in the valuation of any such services, including any noncompetition provisions. The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this provision.

14 9. Additional Provisions 9.1 Records. The records of a Group Company with respect to a Participant’s length of employment, employment history, reason for employment termination, base pay, absences, and all other relevant matters may be conclusively relied on by the Committee. 9.2 Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions. 9.3 Arbitration. In the event of any dispute, controversy or claim between the parties that arises out of or relates to this Plan, the Participant’s employment with a Group Company, or any termination of such employment, then either party may, by written notice to the other, require that such dispute, controversy, or claim be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). The arbitrator or arbitrators shall be selected by agreement of the parties or, if they do not agree on an arbitrator or arbitrators within 30 days after one party has notified the other of his or its desire to have the matter settled by arbitration, then the arbitrator or arbitrators shall be selected by the AAA in the State of Delaware. The determination reached in such arbitration shall be final and binding on the parties without any right of appeal or further dispute, except as otherwise required by applicable law. Unless otherwise agreed by the parties, any such arbitration shall take place in the State of Delaware. Each party shall bear its own costs and expenses of the arbitrator’s expenses and administrative fees of arbitration. 9.4 No Mitigation. No Participant shall have any duty to mitigate the amounts payable under the Plan by seeking or accepting new employment or self-employment following termination. Except as specifically otherwise provided in the Plan, all amounts payable pursuant to the Plan shall be paid without reduction regardless of any amounts of salary, compensation, or other amounts that may be paid or payable to the Participant as the result of the Participant’s employment by another employer or self-employment. 9.5 ERISA Status. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing severance benefits for a select group of management or highly compensated employees, or alternatively, is intended to be payroll practice plan not requiring an ongoing administrative program for paying benefits. Consequently, this Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. All payments pursuant to this Plan shall be made from the general funds of the Company Group and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other Person shall have under any circumstances any interest in any particular property or assets of the Company Group as a result of participating in this Plan. Notwithstanding the foregoing, the Company Group may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company Group’s creditors, to assist it in accumulating funds to pay its obligations under this Plan. 9.6 Recoupment and Offset. The Company has the unilateral right, in its sole discretion, and to the extent permitted by applicable law, to offset the payment of benefits under the Plan against amounts due from a Participant under the Company’s clawback/recoupment policy as in effect from time to time (including, without limitation, any clawback, recovery, or

15 recoupment policy which the Company may be required to adopt under Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act or other applicable law and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be listed) and against any other amounts owed to the Company Group by a Participant. 9.7 Overpayments. If any overpayment is made to a Participant under the Plan for any reason, the Company will have the right to recover the overpayment. The Participant and his successors shall cooperate fully with the Company and return any overpayment. The Company also has the right to offset an overpayment from any other payment of compensation made to or on behalf of the Participant. 9.8 Limitation of Liability; Indemnification. The members of the Board and the Committee shall have no liability with respect to any action or omission made by them in good faith or from any action made in reliance on (i) the advice or opinion of any accountant, legal counsel, medical adviser, or other professional consultant; or (ii) any resolutions of the Board certified by the secretary or assistant secretary of the Company. Each member of the Board and the Committee and each Employee to whom there are delegated duties, responsibilities, and authority with respect to the Plan shall be indemnified, defended, and held harmless by the Company and its successors against all claims, liabilities, fines, and penalties and all expenses (including but not limited to attorneys’ fees) reasonably incurred by or imposed on such member of the Board and the Committee and each Employee to whom such duties, responsibilities, and authorities are delegated that arise as a result of his, her or its actions or failure to act in connection with the operation and administration of the Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased by or paid for by the Company (or any of the other companies in the Company Group). Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise. 9.9 No Representations. By executing a Participation Agreement, a Participant acknowledges that in becoming an “Participant” under the Plan, such Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company Group which is not set forth explicitly in the Plan. 9.10 Waiver. No waiver by a Participant or the Company Group of any breach of, or of any lack of compliance with, any condition or provision of the Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. 9.11 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9.12 Benefits Not Assignable. Except as otherwise required by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either

16 directly or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. 9.13 Tax Withholding. All payments made pursuant to the Plan will be subject to withholding of applicable income and employment taxes. 9.14 Further Assurances. From time to time, at the Company’s request and without further consideration, a Participant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of the Plan, such Participant’s Participation Agreement, and/or such Participant’s Separation and Release Agreement. 9.15 Successors. The Plan shall inure to the benefit of and be binding upon the Company, each company within the Company Group, and their respective successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of any Group Company to assume expressly and agree to comply with the Plan in the same manner and to the same extent that such Group Company would be required to comply with it if no such succession had taken place. Failure to require such assumption will be a material breach of the Plan. Any successor to the business or assets of any Group Company that assumes or agrees to perform the Plan by operation of law, contract, or otherwise shall be jointly and severally liable with the Company Group under the Plan as if such successor were the employer. 9.16 Payments to Beneficiary. If a Participant dies after becoming entitled to payments under the Plan but before receiving all amounts to which he or she is entitled under the Plan, then such remaining amounts shall be paid to his or her estate notwithstanding his or her marital status.

Schedule A-1 Schedule A Eligible Participants and Severance Schedule Job Level/Title Severance Formula (Outside of CIC Coverage Period) CIC Severance Formula (During CIC Coverage Period) CEO 24 months of Base Salary plus 2x Target Annual Bonus 3x sum of (i) Base Salary as of the Termination Date plus (ii) Target Annual Bonus Executives and Non-Executive Officers as Designated by the Committee 12 months of Base Salary plus 1x Target Annual Bonus 2x sum of (i) Base Salary as of the Termination Date plus (ii) Target Annual Bonus

Exhibit A-1 Exhibit A AGREEMENT TO PARTICIPATE IN THE AVANTOR, INC. EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN Dear [INSERT EXECUTIVE NAME], As a key employee of Avantor, Inc. (the “Company” and, together with its direct and indirect subsidiaries, the “Company Group”) or another member of the Company Group, you are eligible to participate in the Company’s newly adopted Executive Severance and Change in Control Plan (as amended from time to time, the “Plan”). A copy of the Plan is enclosed with this Agreement to Participate in the Avantor, Inc. Executive Severance and Change in Control Plan (this “Participation Agreement”). Capitalized terms used in this Participation Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan. The Company considers the severance benefits offered under the Plan to be an important part of our overall executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance benefits helps to attract and retain highly qualified executives by providing income continuity in the event of an involuntary termination of employment. These arrangements also allow the Company Group to protect its interests through corresponding confidentiality, non-solicitation, noncompetition and other restrictive covenants. In order to be eligible to receive the severance benefits set forth in the Plan, you must execute the Restrictive Covenant Agreement attached hereto as Appendix A. You are hereby notified in accordance with the Defend Trade Secrets Act of 2016 that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You are further notified that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (a) file any document containing the trade secret under seal; and (b) do not disclose the trade secret, except pursuant to court order. By accepting this Participation Agreement, you hereby acknowledge, agree and confirm that: 1. You have received a copy of the Plan and have read, understand and are familiar with the terms and provisions of the Plan; 2. Except as provided below, the Plan supersedes and replaces the severance provisions of any existing severance arrangement (or other agreement providing for severance benefits), whether written or unwritten, to which you are a party (each, a “Prior Severance Agreement”). Notwithstanding the foregoing, the Plan shall not supersede the terms of any equity award agreements that include more favorable vesting treatment of awards upon a Termination of Employment. You agree that each Prior Severance Agreement is hereby rendered null and void and no longer in effect. You further agree that in no circumstances

Exhibit A-2 are you or will you be eligible to receive severance benefits of any kind under a Prior Severance Agreement; 3. The employment relationship between yourself and the Company (or any Group Company that employs you) is an “at-will” relationship; 4. In order to obtain certain of the severance benefits provided for in the Plan, you will be required to execute, deliver, and not thereafter revoke, a Separation and Release Agreement, which will contain, among other things, certain restrictive covenants to which you will be subject; 5. Disputes and disagreements regarding your right to severance benefits under the Plan are governed by a claims procedure set forth in Section 9 of the Plan, which you must follow; and 6. The Company has the unilateral right, in its sole discretion, to offset the payment of benefits to you under the Plan against amounts due from you under the Company’s clawback/recoupment policy as in effect from time to time and against any other amounts that you owe to the Company Group. You acknowledge that: (a) the Plan confers significant legal rights and obligations; (b) the Company has encouraged you to consult with legal and financial advisors as appropriate; and (c) you have had adequate time to consult with such advisors before executing this Participant Agreement. Please indicate your acceptance and agreement to the Plan and this Participation Agreement by signing in the space indicated below and returning the agreement to the Company by no later than [INSERT DATE]. Upon your acceptance, you shall be deemed a “Participant” of the Plan as of the date your duly signed Participation Agreement is received by the Company. Sincerely, AVANTOR, INC. By: Name: Title: AGREED AND ACCEPTED BY THE UNDERSIGNED ON THIS DAY OF _____, 20 _____. PARTICIPANT [INSERT PARTICIPANT NAME] Signature Name Printed

Exhibit A-3 Address

Appendix A-1 Appendix A AVANTOR, INC. RESTRICTIVE COVENANT AGREEEMENT This Restrictive Covenant Agreement (this “Agreement”) is entered into as [DATE] (the “Effective Date”) by and between Avantor, Inc. and/or one of its affiliates, subsidiaries, successors, assigns, or related companies or entities (collectively “Avantor”) and [NAME] (the “Employee”). As a material condition to the Employee’s eligibility to participate in the Avantor Inc. Executive Severance and Change in Control Plan (the “Plan”), the Employee hereby enters into and agrees to be bound by this Agreement. 1. Non-Disclosure, Non-Competition, and Non-Solicitation Section 1.1 Definitions “Business Partner” means an existing vendor, supplier, distributor, consultant, or any other entity with whom Avantor has a business relationship, provided that Employee: (a) had material business-related contact with the Business Partner in the last two years of employment with Avantor, or (b) had access to non- public information regarding such Business Partner during such period because of Employee’s employment relationship with Avantor. “Competitor” means any person, entity, or organization engaged (or about to become engaged or preparing to become engaged) in a business similar to, or that competes with, the business of Avantor, including but not limited to any person, entity, or organization that provides any product or service that is similar to or competes with any product or service which was offered or provided by Avantor, or that Avantor was actively preparing to offer, at any time during the last two years of Employee’s employment with Avantor. “Competitor” may include, but is not limited to, any person, entity, or organization that provides any of the following: (i) materials and consumables for biopharmaceutical, healthcare, education, advanced technology, and applied materials industries, including but not limited to chemicals and reagents; customized excipients; customized single-use assemblies; high-purity silicones; process chromatography resins and columns; analytical sample prep kits; and education, microbiology, and clinical trial kits; (ii) research equipment and instrumentation, including but not limited to filtration systems; incubators; analytical instruments; evaporators; ultra-low-temperature freezers; biological safety cabinets; and critical environmental supplies; (iii) science and research-related digital technologies including those related to workflow optimization, digital commerce, data informatics, and digital services and solutions; (iv) end-to-end laboratory supply and services, including but not limited to lab furnishing; material management services; technical lab services; production services; and business process optimization services;

Appendix A-2 (v) clinical trial services, including but not limited to custom kitting; clinical trial equipment and ancillary services; and biorepository and archiving services; (vi) laboratory and scientific equipment procurement and sourcing services; (vii) laboratory equipment services, including but not limited to multi-vendor technical services; compliance services; and equipment management services; and (viii) commercial kitting services, including but not limited to logistics and freight management; general healthcare products; and package testing and development. “Confidential Information” means any data, information, or material that is: i) not generally ascertainable from public information; ii) discovered or developed by, or disclosed to, Employee through Employee’s relationship with Avantor; and iii) regarding or relating to Avantor, its clients, customers, competitors, vendors, advertisers, contractors, suppliers, consultants, distributors, or any other entity with whom Avantor has a business relationship. Confidential information includes but is not limited to trade secrets; scientific and technical development, ideas, knowhow, inventions, knowledge, and results; research results and related data; formulas, designs, techniques, and methods; new and existing product specifications and prototypes; business, marketing, and sales strategies, plans, and forecasts; strategic compilations and analysis; business or financial methods, practices and plans; non-public costs and prices; operating margins; operating strategies; marketing, merchandising and selling techniques and information; payment rates; contractual forms; computer code generated or developed by Avantor; software or programs and related documentation; and other financial, commercial, business or technical information related to Avantor; research; price lists; marketing materials; advertising materials and developments; sales materials and reports; copyrighted materials; the particular needs and requirements of customers; identities of potential customers; customer data; customer lists; invoices and reports containing specifically developed information, such as the name, address, phone number, buying history and other traits of customers; vendor, supplier, or business partner lists and information; and any other information that Avantor derives a competitive advantage from and that Avantor makes reasonable efforts to maintain as secret. “Customer” means a person or entity that Avantor has an existing relationship to sell products or services to, provided that Employee: (a) had material business-related contact with the Customer in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Customer during such period because of Employee’s employment relationship with Avantor. “Prospective Business Partner” means a prospective vendor, supplier, distributor, consultant, or any other entity with whom Avantor has a business relationship, provided that Employee: (a) had material business-related contact with the Business Partner in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Business Partner during such period because of Employee’s employment relationship with Avantor.

Appendix A-3 “Prospective Customer” means a person or entity that is not a Customer that Avantor is actively planning to sell products or services to, provided that Employee: (a) had material business-related contact with the Prospective Customer in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Prospective Customer during such period because of Employee’s employment relationship with Avantor. “Restricted Area” refers to the states, districts, and territories of the United States in which Avantor conducts its business and any other countries in which Avantor conducts business that: (i) Employee had involvement in or responsibility for during the last two years of employment; or (ii) in which Employee could use or disclose Avantor’s Confidential Information for the benefit of a Competitor. “Restricted Period” refers to the duration of Employee’s employment with Avantor, plus the one- year period immediately following the termination of Employee’s employment with Avantor. Section 1.2 Non-Disclosure (A) Employee acknowledges and agrees that Confidential Information obtained by Employee as a result of Employee’s employment with Avantor, whether original, duplicated, electronic, handwritten, memorized, or in any other form, and all information derived therefrom, are confidential and the sole and exclusive property of Avantor. Employee acknowledges and agrees that the business of Avantor and the nature of Employee’s employment will require Employee to have access to Confidential Information of and about Avantor and its Customers and Business Partners. (B) During Employee’s employment and thereafter, Employee will not use Confidential Information or remove any Confidential Information from the premises or computer systems of Avantor except for the sole purpose of conducting business on behalf of Avantor. Further, during Employee’s employment and thereafter, Employee will not, without express consent of Avantor, (i) divulge or disclose this Confidential Information to any third party other than for the purposes of performing Employee’s job duties with Avantor, (ii) use or attempt to use any Confidential Information on behalf of any person or entity other than Avantor, or (iii) use or attempt to use any Confidential Information in any manner which may injure or cause loss, whether directly or indirectly, to Avantor. For clarity, and without narrowing the foregoing restrictions, at no time and under no circumstance will Employee reveal or permit Confidential Information to become known by any Competitor of Avantor. (C) During Employee’s employment, Employee will not make, use, or permit to be used, any materials of any nature relating to any matter within the scope of the business of Avantor or concerning any of its dealings or affairs other than for the benefit of Avantor. After the termination of Employee’s employment, Employee will not use or permit to be used any such materials and will return same to Avantor in accordance with Section 1.3 below. (D) Employee will promptly notify Avantor if Employee becomes aware of or suspects

Appendix A-4 any unauthorized use or disclosure of Confidential Information by Employee or anyone else, whether intentional or accidental. (E) In the event Employee receives a subpoena, deposition notice, interview request, or other process or order to testify or produce Confidential Information or any other information or property of Avantor, Employee will promptly: (i) notify Avantor of the item, document, or information sought by such subpoena, deposition notice, interview request, or other process or order; (ii) furnish Avantor with a copy of said subpoena, deposition notice, interview request, or other process or order; and (iii) provide reasonable cooperation with respect to any procedure that Avantor may initiate to protect Confidential Information or other interests. If Avantor objects to the subpoena, deposition notice, interview request, process, or order, Employee will cooperate to ensure that there will be no disclosure until the court or other applicable entity has ruled upon the objection, and then only in accordance with the ruling so made. If no such objection is made despite a reasonable opportunity to do so, Employee will be entitled to comply with the subpoena, deposition, notice, interview request, or other process or order provided that Employee has fulfilled the above obligations. (F) Notwithstanding anything to the contrary in this Agreement, pursuant to United States federal law as set forth in 18 USC Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information that is a trade secret that is made: (i) confidentially to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation against Avantor for reporting a suspected violation of law, Employee may disclose such trade secret to Employee’s attorney and use the trade secret information in related court proceedings, provided that Employee files any document containing the trade secret information under seal and does not disclose the trade secret, except pursuant to court order. (G) Nothing contained in this Agreement restricts or limits Employee’s right to discuss or disclose information about unlawful acts in the workplace, at work-related events, or between Avantor employees or Avantor and Employee, such as harassment, discrimination, retaliation, sexual assault, a wage and hour violation, or any other conduct that Employee has reason to believe is unlawful or that is otherwise recognized as against a clear mandate of public policy, nor does this Agreement prohibit Employee from discussing Employee’s employment or reporting possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the Occupational Safety and Health Administration, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or state or local government agency. This Agreement does not prohibit Employee from discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation,

Appendix A-5 including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. Nor does this Agreement require Employee not to disclose or discuss conduct or the existence of a settlement involving conduct relating to a dispute: (1) involving a nonconsensual sexual act or sexual contact, as such terms are defined in Section 2246 or Title 18, United States Code, or similar applicable tribal or state law; or (2) relating to conduct that is alleged to constitute sexual harassment under applicable federal, tribal, or state law. Section 1.3 Return of Information, Records, and Materials Upon termination of Employee’s employment with Avantor or at the request of Avantor at any time, Employee will immediately deliver to Avantor all property of Avantor, including but not limited to Avantor-provided computers, mobile phones, keys, pass cards, and identification cards, and all documents, information, records, materials, and copies thereof in any form, that are related in any way to Avantor or its business, including but not limited to papers, drawings, memoranda, notes, manuals, data, designs, devices, computer programs, disks, data contained on hard drives or other computer or electronic storage media, or reports (and all copies thereof) made or compiled by, delivered to, or otherwise acquired by Employee concerning, containing or embodying any Confidential Information. Section 1.4 Non-Competition (A) During the Restricted Period and in the Restricted Area, Employee will not provide services to a Competitor of Avantor that are the same or similar in function or purpose to the services Employee provided to Avantor at any time during the last two years of employment by Avantor. (B) During the Restricted Period and in the Restricted Area, Employee will not provide services to a Competitor of Avantor that will likely result in the disclosure of Confidential Information to or on behalf of a Competitor. (C) Employee’s agreement not to provide services to a Competitor as described in Section 1.4 (A) and 1.4 (B) applies regardless of whether Employee does so as an employee, owner, partner, principal, advisor, independent contractor, consultant, agent, officer, director, investor, or shareholder. Employee’s ownership of less than 1% of the outstanding shares of a publicly traded company that constitutes a Competitor will not be deemed to be providing services to such Competitor solely by virtue of owning such shares. (D) During the Restricted Period, Employee will not work for a Customer or Business Partner servicing Avantor’s account, or serve as the representative of a Business Partner or Customer for such Business Partner’s or Customer’s relationship with Avantor. (E) During the Restricted Period, if a representative of Avantor requests that Employee identify the company or business to which Employee will be or is providing services, or with which Employee will be or is employed, and requests that Employee provide information about the

Appendix A-6 services that Employee is or will be providing to such entity, Employee will provide Avantor with a written statement containing such information with sufficient detail to allow Avantor to independently assess whether Employee is or will be in violation of this Agreement. Such statement will be delivered to Avantor’s Human Resources representative within five calendar days of Employee’s receipt of such request. (F) This Section 1.4 will apply only to the extent permissible under (i) the ABA Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law, (ii) any applicable state counterpart similarly addressing restrictions on the right to practice law, and/or (iii) any other law containing relevant restrictions on non-competition agreements. Section 1.5 Non-Solicitation – Employees (A) Employee acknowledges and agrees that Avantor has a legitimate protectable interest in maintaining a stable and undisrupted workforce. During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, solicit for employment any employee of Avantor, or in any way assist or facilitate any such solicitation effort. (B) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, solicit any contractor of Avantor to retain the contractor’s services, or in any way assist or facilitate any such solicitation effort. (C) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, engage in any conduct intended or reasonably calculated to induce or urge any employee of Avantor to discontinue, in whole or in part, his/her employment relationship with Avantor. (D) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, engage in any conduct intended or reasonably calculated to induce or urge any contractor of Avantor to discontinue, in whole or in part, his/her engagement with Avantor. (E) The restrictions in this Section 1.5 apply only to those employees or contractors of Avantor with whom Employee worked or whom Employee supervised during the last two years of employment with Avantor. Section 1.6 Non-Solicitation – Customers & Prospective Customers (A) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Customer for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Customer for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Customer to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with

Appendix A-7 products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (B) During the Restricted Period, Employee will not engage in any conduct intended or reasonably calculated to induce or urge any Customer to discontinue, in whole or in part, its patronage or business relationship with Avantor. (C) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Prospective Customer for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Prospective Customer for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Prospective Customer to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (D) Employee acknowledges and agrees that with respect to Customers and Prospective Customers, Employee will be acting as a representative of Avantor, and will be using Avantor’s assets and resources and benefiting from Avantor’s goodwill, name recognition, reputation, and experience in creating and maintaining relationships with Customers on behalf of Avantor; and Employee will gain Confidential Information about Customers as a result of Employee’s employment with Avantor. Consequently, Employee acknowledges and agrees the covenants set forth in this Section 1.6 are reasonable and necessary to protect Avantor’s legitimate interest in preserving its business relationships. Section 1.7 Non-Solicitation – Business Partners & Prospective Business Partners (A) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Business Partner for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Business Partner for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Business Partner to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (B) During the Restricted Period, Employee will not engage in any conduct intended or reasonably calculated to induce or urge any Business Partner to discontinue, in whole or in part, its patronage or business relationship with Avantor.

Appendix A-8 (C) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Prospective Business Partner for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Prospective Business Partner for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Prospective Business Partner to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (D) Employee acknowledges and agrees that with respect to Business Partners and Prospective Business Partners, Employee will be acting as a representative of Avantor, and will be using Avantor’s assets and resources and benefiting from Avantor’s goodwill, name recognition, reputation, and experience in creating and maintaining relationships with Business Partners and Prospective Business Partners on behalf of Avantor; and Employee will gain Confidential Information about Business Partners and Prospective Business Partners as a result of Employee’s employment with Avantor. Consequently, Employee acknowledges and agrees the covenants set forth in this Section 1.7 are reasonable and necessary to protect Avantor’s legitimate interest in preserving its business relationships. Section 1.8 Injunctive Relief; Expedited Discovery (A) In the event that Employee breaches or threatens to breach, or Avantor reasonably believes Employee is about to breach, any of the restrictive covenants in this Agreement, Avantor will be entitled to injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from violation of this Agreement, which rights will be cumulative and in addition to any other rights or remedies to which Avantor may be entitled in law or equity. Employee acknowledges and agrees that Avantor will suffer immediate and irreparable harm and that money damages will not be adequate to compensate Avantor or to preserve the status quo. Therefore, Employee hereby consents to the issuance of a temporary restraining order and other injunctive relief necessary to enforce this Agreement. (B) The duration of any injunction will be increased in an amount equal to any period of time during which Employee failed to comply with the covenants contained in this Agreement. (C) In any proceeding alleging breach of this Agreement, Avantor and Employee each will have the right to engage in deposition and document discovery, and Avantor will have the right to conduct forensic examination(s) of any computers and/or electronic devices in Employee’s possession or control, if Avantor reasonably believes such devices contain Confidential Information or other Avantor property. In connection with any application for injunctive relief to enforce this Agreement (including without limitation any application for temporary and/or

Appendix A-9 preliminary injunctive relief), the foregoing discovery will be conducted on an expedited basis, including expedited document and deposition discovery. Section 1.9 Notice of Agreement Employee will tell any prospective new employer, partner in a business venture, investors, and/or any entity seeking to engage Employee’s services, prior to accepting employment, engagement as a consultant or contractor, or engaging in a business venture, that this Agreement exists, and further, Employee will provide a true and correct copy of this Agreement to any such individual or entity prior to accepting any such employment or entering into any such engagement or business venture. Further, Employee authorizes Avantor to provide a copy of this Agreement to any such entity(ies) or individual(s). Section 1.10 Modification & Severability; Other Restrictive Covenants If any section, provision, paragraph, phrase, word, and/or line (collectively “Provision”) of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable Provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any Provision of this Agreement will not affect the validity or enforceability of the remaining Provisions, which will be enforced as if the offending Provision had not been included in this Agreement. If one or more post-employment restrictive covenants in this Agreement are found unenforceable (despite, and after application of, any applicable right to reformation that could add or renew enforceability), then any provision(s) of any prior agreement between the parties that would provide for restriction(s) on the same or substantially similar post-employment conduct of Employee will not be considered superseded and will remain in effect, to the extent enforceable. Therefore, on a going forward basis, this Agreement will be read in conjunction with all prior and future agreements, to the extent enforceable, on the same subject matter so as to afford Avantor the broadest protections allowed under applicable law. 2. Additional Terms Section 2.1 Cooperation Employee will cooperate fully with Avantor and Avantor’s legal counsel in connection with any action, proceeding, or dispute arising out of matters with which Employee was directly or indirectly involved while serving as an employee of Avantor, its predecessors, subsidiaries, or affiliates. This cooperation will include, but will not be limited to, meeting with, and providing information to, Avantor and its legal counsel, maintaining the confidentiality of any past or future privileged communications with Avantor’s legal counsel (outside and in-house), and being available to testify truthfully by affidavit, in depositions, or in any other forum on behalf of

Appendix A-10 Avantor. Avantor agrees to reimburse Employee for any reasonable and necessary out- of-pocket costs associated with Employee’s cooperation. Section 2.2 Choice of Law, Jurisdiction, Venue, and Attorneys’ Fees (A) This Agreement will be governed by, construed, interpreted, and its validity determined under the law of the State of Employee’s last assigned work location for Avantor, without regard to such jurisdiction’s conflicts of laws principles. Such law will govern regardless of the venue in which a dispute may be adjudicated. (B) Unless Employee has an agreement with Avantor to arbitrate employment-related disputes, the exclusive and mandatory venue for adjudicating any disputes under this Agreement will be the federal court or state court having original jurisdiction for Employee’s last assigned work location for Avantor. Employee and Avantor hereby consent to jurisdiction in such court for such purpose, and Employee consents to service of process by mail in respect of any such suit, action or proceeding. If Employee has an agreement with Avantor to arbitrate employment- related disputes, any disputes relating to this Agreement will be resolved through arbitration pursuant to the arbitration agreement between Employee and Avantor. (C) Notwithstanding the foregoing, Employee and Avantor agree that any application for temporary restraining order and/or temporary or preliminary injunctive relief shall be adjudicated exclusively in the court of competent jurisdiction as set forth in Section 2.2(B) above, even if Employee and Avantor are parties to an arbitration agreement that otherwise includes disputes under this Agreement. Employee agrees that the injunctive relief to which Employee consents hereinabove, under the circumstances addressed in this section, shall be granted by a court of competent jurisdiction pending arbitration on the merits in order to preserve the status quo and/or prevent irreparable harm pending such arbitration. (D) In any legal proceeding to enforce this Agreement, the prevailing party will be entitled to reimbursement of its actual costs and expenses, including without limitation reasonable attorneys’ fees, costs, and disbursements. Section 2.3 Binding Effect and Assignability This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party- in-interest. Should Avantor be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were Avantor itself enforcing the Agreement. This Agreement may be enforced against Employee by any Avantor affiliate, without the need for any formal assignment of this Agreement. Employee may not assign this Agreement.

Appendix A-11 Section 2.4 No Waiver of Rights; Amendment; Other Agreements A waiver by Avantor of the breach of any of the provisions of this Agreement by Employee will not be deemed a waiver of any subsequent breach, nor will recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver will be effective unless made in writing and signed by an officer of Avantor. This Agreement can only be amended or modified in a writing signed by both parties. Any subsequent change(s) in Employee’s position, duties, salary, compensation, or benefits will not affect the validity or scope of this Agreement. This Agreement does not supersede or replace any prior agreements between the parties, including but not limited to any prior agreements that provide for restriction(s) on post- employment conduct. Any and all such prior Agreements remain in full force and effect, according to their terms, and to the extent enforceable under applicable law. Section 2.5 Electronic Signatures and Counterparts This Agreement may be executed via electronic signature or acceptance and in any number of counterparts (including facsimile counterparts or counterparts delivered by electronic transmission), each of which will be an original, and all of which together will constitute one instrument. Section 2.6 At-Will Employment This Agreement shall not constitute a contract for employment for any specific period of time. Either Avantor or Employee is free to terminate the employment relationship “at will” at any time, with or without cause, to the fullest extent permitted by law.

Appendix A-12 AGREED BY: AVANTOR, INC. By: Chief Human Resources Officer EMPLOYEE EMPLOYEE CERTIFIES THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT AND THE RESTRICTIONS CONTAINED IN SECTION 1, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING. EMPLOYEE UNDERSTANDS THAT AVANTOR ADVISES THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT EMPLOYEE’S ELECTRONIC ACCEPTANCE AND ACKNOWLEDGMENT OF THIS RESTRICTIVE COVENANT AGREEMENT IS THE SAME AS AN INK SIGNATURE FOR ALL PURPOSES OF THIS RESTRICTIVE COVENANT AGREEMENT, AND THAT EMPLOYEE’S ELECTRONIC AGREEMENT MAY BE USED WITH THE SAME EFFECT AS AN INK SIGNATURE OF THIS RESTRICTIVE COVENANT AGREEMENT FOR ANY PURPOSE. EMPLOYEE ACKNOWLEDGES THAT AN ELECTRONIC COPY, HARD COPY OR ACKNOWLEDGMENT IS AS ENFORCEABLE AS AN ORIGINAL. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS ACCESS TO A PAPER COPY OF THIS AGREEMENT.

Annex A-1 Annex A For Colorado Employees If Employee primarily resides or primarily works for Avantor in Colorado at the time of entering into this Agreement, then Employee acknowledges that Employee received notice of the covenant not to compete in this Agreement and its terms in a separate document before Employee accepted Employee’s offer of employment with Avantor, or, if a current employee at the time Employee enters into the Agreement, at least 14 days before the effective date of Employee’s eligibility to participate in the Plan that forms the consideration for the covenant not to compete. For District of Columbia Employees If Employee performs a majority of Employee’s work in the District of Columbia or is based in the District of Columbia and does not perform the majority of Employee’s work in any other jurisdiction, then: 1. Employee acknowledges that Employee is not required to sign the Agreement fewer than 14 days after receipt of the Agreement. 2. Employee acknowledges receipt of the following notice: “The District’s Ban on Non- Compete Agreements Amendments Act of 2020 limits use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendments Act of 2020, under certain conditions. Avantor has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).” For Illinois Employees If Employee resides in Illinois, Employee acknowledges that Employee is not required to sign the Agreement fewer than 14 calendar days after receipt of the Agreement. For Maine Employees If Employee resides in Maine, Employee acknowledges that Employee is not required to sign the Agreement fewer than 3 business days after receipt of the Agreement.